UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

United Bancshares, Inc.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant): N/A

Payment of Filing Fee (Check the appropriate box)

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: N/A

2) Aggregate number of securities to which transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4) Proposed maximum aggregate value of transaction: N/A

5) Total fee paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid: N/A

2) Form, Schedule or Registration Statement No.: N/A

3) Filing Party: N/A

4) Date filed: N/A

Dear “Shareholder”,

The 2020 United Bancshares Inc. Annual Shareholders Meeting will be held on April 22, 2020 at 10:30 AM. You can now access the meeting materials and cast your vote online.

Review meeting materials and proposals

Cast your vote

Votes submitted online must be received by 1:00 AM on April 22, 2020.

Control # 9999 9999 9999 998

You’re receiving this email because you signed up for eDelivery, our environmentally friendly service. You can unsubscribe to email notifications any time by clicking here.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.